Exhibit 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Goran Capital Inc. on Form S-8 (File No. 0-0000) of our report dated June 14, 1996, on our audits of the consolidated financial statements of Superior Insurance Company and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which was included in Form 8-K dated May 15, 1996, as amended by Forms 8-K/A dated July 16, 1996, August 1, 1996 and April 4, 1997.



/s/ Coopers & Lybrand, L.L.P.
Atlanta, Georgia
January 21, 1998

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